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                                                                    Exhibit 99.1




Contact:   John L. Morgan
           763-520-8500


                              FOR IMMEDIATE RELEASE


                     GROW BIZ INTERNATIONAL, INC. ACTIVATES
                            STOCK REPURCHASE PROGRAM

Minneapolis, MN (September 17, 2001) -- Grow Biz International, Inc. announced today that it may repurchase shares of its stock as market conditions warrant under its existing stock repurchase program. Since November 1995, the Company's Board of Directors has authorized the repurchase of up to 3,000,000 shares of the Company's common stock. As of December 26, 1998, the Company had repurchased 2,560,828 shares of its stock. No shares have been repurchased since fiscal 1998. The Company will utilize cash on hand and positive cash flow generated from operations to make such purchases.

Grow Biz International, Inc. develops franchises and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise. At June 30, 2001, the Company had 882 stores in operation and an additional 34 franchises awarded but not open. Of the stores in operation, there were 533 Play It Again Sports(R), 234 Once Upon A Child(R), 65 Music Go Round(R), 18 ReTool(R) and 32 Plato's Closet(R) stores.